CONSENT OF INDEPENDENT ACCOUNTANTS

WE  CONSENT  TO  THE  INCORPORATION  BY  REFERENCE  IN  POST  EFFECTIVE

AMENDMENT NO. 18 TO THE REGISTRATION STATEMENT OF CALVERT MUNICIPAL INTERMEDIATE FUNDS (COMPRISED OF THE NATIONAL, CALIFORNIA, MARYLAND, VIRGINIA HEREAFTER REFERRED TO AS THE "FUNDS") ON FORM N-LA (FILE NUMBER 33-44968 AND 811-6525) OF OUR REPORTS DATED FEBRUARY 11, 2000, ON OUR AUDITS OF THE FINANCIAL STATEMENTS AND FINANCIAL HIGHLIGHTS OF THE FUNDS, WHICH REPORTS IS INCLUDED IN THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1999, WHICH IS INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT. WE ALSO CONSENT TO THE REFERENCE OF OUR FIRM UNDER THE CAPTION "FINANCIAL HIGHLIGHTS" IN THE PROSPECTUS AND "INDEPENDENT ACCOUNTANTS" IN THE STATEMENT OF ADDITIONAL INFORMATION.

PRICEWATERHOUSECOOPERS  LLP

BALTIMORE,  MARYLAND
APRIL  27,  2000